                                                                Exhibit 10(aa)

                                   AGREEMENT

     AGREEMENT (this "Agreement"), dated as of November 6, 1998, by and between James O. Edwards, a resident of the State of Maryland ("Edwards"), and ICF Kaiser International, Inc., a Delaware corporation (the "Company"). As used in this Agreement, unless the context indicates otherwise, the term "ICF" shall be deemed to refer to ICF Kaiser International, Inc. and each and every one of its affiliated entities.

                                  WITNESSETH

     WHEREAS, Edwards presently serves as a member of the Board of Directors and Chairman and Chief Executive Officer of ICF Kaiser International, Inc. and as a director and officer of certain subsidiaries and affiliates of ICF Kaiser International, Inc.; and

     WHEREAS, Edwards and ICF Kaiser International, Inc. are parties to an Employment Agreement dated May 19, 1997, including any attachments thereto and any other agreements referred to therein or entered into pursuant thereto (collectively, the "Executive Agreement"); and

     WHEREAS, Edwards and ICF wish consensually to terminate the Executive Agreement and sever the employment relationship between Edwards and ICF.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises hereinafter provided and of the actions taken pursuant thereto, the parties agree as follows:

1.  Effective Date. This Agreement shall be executed and become effective
    ----------------
November 6, 1998 (the "Effective Date").

2.  Termination of Executive Agreement. As of the Effective Date, the Executive
    ----------------------------------
Agreement shall be deemed terminated and shall have no further force or effect. Edwards and ICF agree that there are no existing defaults by either party under the Executive Agreement and that, as of the Effective Date, each party had fully performed all of its obligations to the other party under the Executive Agreement.

3.  Resignation and Termination of Existing Employment Relationship. As of the
    ---------------------------------------------------------------
Effective Date, Edwards shall be deemed to have resigned from all corporate offices of ICF, and from all offices and directorships of ICF's subsidiaries, joint ventures, and affiliated companies, organizations and entities except as expressly provided in Section 6(b). Edwards' employment by ICF shall be deemed to have terminated as of the close of business on the Effective Date. Edwards shall not be deemed to have resigned from the ICF Kaiser International, Inc. Board of Directors. Following November 1, 1998 he shall be compensated for service as such director on the same basis as other non-employee directors.

4.  Records and Bank Accounts. As soon as practicable after the Effective Date,
    -------------------------
ICF shall take such steps as may be necessary to (a) reflect in the corporate records of ICF, its subsidiaries, joint ventures, and affiliated companies, organizations and entities that Edwards has resigned as an officer of the Company and as an officer and director of ICF's subsidiaries, joint ventures, and affiliated companies, organizations and entities; and (b) remove Edwards as an authorized signatory on all corporate bank accounts.

5.  Payment for Cancellation of the Employment Agreement and Release. In
    ----------------------------------------------------------------
consideration of the cancellation of the Executive Agreement and the execution by Edwards of the Release attached hereto, the following payments shall be made to Edwards and by wire transfer or direct deposit as directed by Edwards, except that Edwards hereby requests voluntary withholding of Federal and state wage-type withholding in respect of such amount (calculated as though such amount were wages and in accordance with Edwards' elections):

        (a)  $150,000 within five (5) business days after the Effective Date;
    and

        (b) $233,333.33 on or before each of January 15, February 15 and March 15, 1999.

Within five (5) business days after the Effective Date, the Company will arrange to have issued to Edwards either a payment bond or one or more standby letters of credit with terms acceptable to Edwards that will assure the payments due to be made to Edwards pursuant to clause (b) above.

6.  Consultation.
    ---------------

        (a) During the period from the Effective Date until January 31, 1999, Edwards will consult with ICF as and when requested by the Company's Chief Executive Officer or the Board of Directors, such consultations to be at times reasonably convenient to both Edwards and ICF. Edwards shall be compensated biweekly for services provided pursuant to this Section 6(a) at the rate of $425,000 annually through January 31, 1999. ICF shall reimburse Edwards for reasonable expenses incurred in connection with his consultation with ICF, subject to normal ICF reimbursement procedures.

        (b) Edwards agrees to remain as Chairman of the Board of Managers of Kaiser-Hill Company, LLC until December 31, 1998. Unless requested to remain in that position, he shall be deemed to have resigned from such position as of December 31, 1998.

7.  Health and Insurance Benefits. Until January 31, 1999, Edwards and his
    -----------------------------
dependents shall receive the same health, welfare and life insurance benefits that would have been made available to them had Edwards continued as an employee, and Edwards' family health benefits shall continue thereafter until April 30, 1999. After April 30, 1999, Edwards may elect to continue his family health benefits provided through ICF to the extent permitted by Federal COBRA laws in effect on the Effective Date. For purposes of COBRA compliance, the date on which Edwards' health benefits terminate shall be April 30, 1999. Except as specifically provided in this Section 7, all health, welfare and insurance benefits shall terminate on January 31, 1999.

8.  Options. ICF and Edwards acknowledge and agree that (a) Edwards holds and
    -------
shall continue to hold the following options to purchase shares of ICF common stock granted pursuant to ICF's Stock Incentive Plan and (b) such options have the expiration dates set forth below:

                                                     Fully
               Total    Vested   Unvested  Vesting   Vested   Expiration
Grant Date     Options  Options  Options   Schedule  Date     Date        Price
   9/1/94      150,000  150,000         0   4 years  5/15/98    11/15/99  $2.51
   1/24/97      40,000   10,000    30,000   4 years  1/24/01     1/24/02  $2.23

Notwithstanding the terms of the grant of the options granted on January 24, 1997, such options shall be fully vested as of the Effective Date. Prior to the expiration dates referred to above, the options referred to in this Section 8 shall be exercisable by Edwards or, in the event of his death, his estate.

9.  Restricted Stock.  ICF and Edwards acknowledge that Edwards holds 20,000
    ----------------
shares of Restricted Stock granted to him pursuant to the ICF Stock Incentive Plan on March 4,

1997, of which 6,667 shares are presently vested, and the balance of 13,333 shares shall vest, subject to a restriction on sale prior to March 4, 2000. Consistent with the terms of the Executive Agreement, and pursuant to the ICF Stock Incentive Plan, Edwards is hereby awarded 200,000 shares of Common Stock which shall be issued, and fully vested, on the first anniversary of the Effective Date or, if earlier, the occurrence of a sale of the stock, or merger or consolidation, of the Company to or with another entity, sale of all or substantially all of the Company's assets, or other event, in each case resulting in a change of control of the Company which is reported on a Form 8-K (any such sale or transaction, a "Control Transaction"). Certificates for the shares of Restricted Stock referred to in the immediately preceding sentence shall be delivered to Edwards (or, in the event of his death, his estate) on the appropriate date referred to in the immediately preceding sentence.

10.  Loans.
     -----
        (a) ICF and Edwards acknowledge that the Company has made loans to Edwards of the aggregate principal amounts of $922,740.00 on which there had accrued $451,480.20 of interest as of June 30, 1998 (aggregating $1,374,220.20 of principal and interest as of June 30, 1998), and that such loans (the "Loans") are evidenced by the documents attached as Exhibit A (the "Loan Documents"). The Loans are due and payable on December 31, 1999. In the event that the Company has not sold the Loans to a third party on or before January 31, 1999, if Edwards does not pay the Loans in full on or before December 31, 1999, the Company shall cancel the 130,665 shares of the Company's common stock pledged as collateral for the Loans pursuant to the Loan Documents (the "Pledged Shares"). The difference between the Market Value (as defined in the Loan Documents) of the Pledged Shares and the outstanding principal of, and unpaid interest on, the Loans as of the date of cancellation of the Pledged

     Shares shall (i) if positive, be paid to Edwards promptly and (ii) if negative, to the extent permitted by applicable law, be reported to Edwards and the Internal Revenue Service as capital gain on the disposition of the Pledged Shares.

        (b) In the event that a Control Transaction closes prior to December 31, 1999, (i) if shares of the Company's common stock remain outstanding after such closing, the Company shall make arrangements such that the acquiring, surviving or successor entity in the Control Transaction, as the case may be (the "Successor Entity"), shall acquire the Loans and observe the provisions of Section 10(a) following the closing of the Control Transaction, and (ii) if shares of the Company's common stock will not remain outstanding after such closing, (x) the Company shall give Edwards not less than ten (10) business days' advance notice of such closing, (y) Edwards shall have the right to require the Company to cancel the Pledged Shares in satisfaction of the Loans prior to such closing, and (z) if Edwards exercises such right, the Company shall report the transaction as contemplated by Section 10(a).

        (c) If Edwards presents to the Company a party willing to purchase the Loans for the Market Value (as defined in the Loan Documents) of the Pledged Shares on or before January 31, 1999, the Company shall sell the Loans to that party at that price if paid in cash.

11.  Indemnification and Notice Concerning Nonrenewal of Directors and Officers
     --------------------------------------------------------------------------
Insurance Coverage.
------------------

        (a) ICF acknowledges that its Certificate of Incorporation and By-Laws and the charters and by-laws of certain of its direct and indirect subsidiaries and pension trusts include provisions designed to provide to former officers, directors and trustees indemnification in respect of threatened and commenced actions, suits and proceedings in which an individual is a party or is threatened to be made a party by reason of the fact that he is or was an officer, director or trustee of ICF or such subsidiaries or trusts. ICF shall, and shall cause such subsidiaries and trusts to, continue to provide indemnification to Edwards under such provisions to the maximum extent permitted by applicable law.

        (b) So long as ICF maintains directors and officers liability insurance coverage, or liability insurance for the trustees of its pension trusts, Edwards shall be covered by such insurance, with respect to his tenure with ICF, on the same terms as other existing and former officers, directors and trustees. If, for any reason, ICF shall not continue to have such insurance coverage in effect on terms substantially comparable to those presently in effect, ICF shall provide Edwards with written notice of the cancellation or nonrenewal of such coverage not less than 20 days prior to the effectiveness of such cancellation or nonrenewal.

12.  Employment References.  Nothing in this Agreement shall prevent either
     ---------------------
party from stating the fact that Edwards was employed by ICF, the address of his work location, the dates of his employment, his job titles and job duties, his rate of pay, or that he resigned from his position as an officer of ICF on or about the Effective Date.

13.  Proprietary Information and Business and Personal Property
     ----------------------------------------------------------

        (a) Edwards will not directly or indirectly disclose any confidential records, information, documents, data, formulae, specifications or other trade secrets owned by ICF to any person, or use any such information, except (i) as appropriate in connection with the activities contemplated by
     Section 6 or (ii) pursuant to court order or as a result of a valid order, subpoena or discovery request (and in the case of such disclosure Edwards will provide ICF with written notice of the same sufficiently in advance of the required disclosure date to allow ICF to lodge appropriate objections to such disclosure). The immediately preceding sentence shall not apply to information: (x) disclosure of which is required by law or by process lawfully issued;

     (y) which has been disclosed to Edwards or to a third party by a person not under a duty of confidentiality with respect to that information; or (z) which later enters the public domain through no fault or breach of duty by Edwards.

        (b) Edwards shall have no ownership interest in any records, files, information, documents, or the like that belong to ICF which Edwards has used, prepared or come into contact with during his employment by ICF, and, except as appropriate in connection with the activities contemplated by
     Section 6, Edwards shall not remove written copies thereof from the premises of ICF or any of its affiliates without ICF's written consent. Within ten business days after the Effective Date, Edwards shall have returned to ICF all ICF property (other than the cellular telephone, laptop computer, calculator and facsimile machine referred to in Section 13(c)) that Edwards has in his possession. Nothing in this Agreement shall limit Edwards's right to remove personal effects from his office within five business days after the Effective Date.

        (c) Edwards shall be entitled to the ICF-owned facsimile machine, laptop computer, calculator and cellular telephone currently in Edwards's possession, provided that, except as contemplated by Section 6, Edwards
                 ---------
     shall be responsible for the cost of cellular telephone service on such cellular telephone following the conclusion of his service as a consultant hereunder. Until July 31, 1999 or until Edwards obtains new employment, whichever occurs first, ICF will allow Edwards to have access to his voice mailbox on the ICF telephone system and to his ICF e-mail address.

14.  No Disparaging Statements.  Except as required by applicable law or legal
     -------------------------
process:

        (a) Each of ICF and Edwards covenant and agree that following the Effective Date neither of them nor their or its officers, directors, affiliates, agents and/or employees shall make disparaging statements concerning the others (for this purpose, a disparaging statement shall refer to a statement or statements that, individually or in the aggregate, have a materially detrimental effect on the business affairs of ICF or Edwards, as the case may be); and

        (b) Except for the press release attached as Exhibit D, neither the Company, nor any director or executive officer of the Company other than Edwards and Tony Coelho shall make any public statement or statement to the press concerning Edwards or his tenure with the Company.

15.  Confidentiality of Agreement.  Except as required by applicable law or
     ----------------------------
legal process or as necessary to fulfill the terms of this Agreement or the General Releases incorporated herein, or in connection with a party's family, business, or tax affairs (in which case disclosure shall be on a confidential basis to the extent practicable), the parties shall not disclose the terms or provisions of this Agreement or such General Releases, or the fact of their existence, to any person or entity.

16.  No Admissions. Nothing contained in this Agreement or the General Releases
     -------------
incorporated herein shall be considered an admission by either party of any wrongdoing under any Federal, state or local statute, public policy, tort law, contract law, common law or otherwise.

17.  No Third Party Claims.  Each party represents and warrants that no other
     ---------------------
person or entity has, or to the best knowledge of such party claims, any interest in any potential claims, demands, causes of action, obligations, damages or suits released pursuant to this Agreement; that it or he is the owner of all other claims, demands, causes of action, obligations, damages or suits so released; that it or he has full and complete authority to execute this Agreement; and that it or he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation or liability subject to this Agreement and the General Releases contemplated hereby.

18.  Full Releases.  Each party agrees and acknowledges that the consideration
     -------------
received by it or him for this Agreement and the General Releases incorporated herein, and for the execution hereof and thereof, shall constitute full payment, satisfaction, discharge, compromise and release of and from all matters for which the other party has mutually released it or him herein and in such General Releases

19.  Expenses.  ICF shall reimburse Edwards for all fees and expenses of
     --------
Edwards's counsel incident to the negotiation of this Agreement, up to a maximum of $10,000. The amount of such reimbursement shall be considered a payment in cancellation of rights under the Executive Agreement. Except as provided in the first sentence of this Section 19, each party shall pay its own costs incident to the negotiation, preparation, performance, execution, and enforcement of this Agreement, and all fees and expenses of its or his counsel, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken in connection with this Agreement.

20.  No Third Party Beneficiaries.  Except as expressly stated herein, the
     -----------------------------
parties do not intend to make any person or entity who is not a party to this Agreement a beneficiary hereof, and this Agreement should not be construed as being made for the benefit of any person or entity not expressly provided for herein.

21.  Advice of Counsel.  The parties acknowledge that they have been advised by
     ------------------
competent legal counsel in connection with the execution of this Agreement, that they have read each and every paragraph of this Agreement and that they understand their respective rights and obligations. Edwards declares that he has completely read this Agreement, fully understands its terms and contents, and freely, voluntarily and without coercion enters into this Agreement.

22.  Entire Agreement.  This Agreement constitutes the entire agreement of the
     -----------------
parties with respect to the subject matter hereof, and all prior negotiations and representations are merged herein or replaced hereby.

23.  Severability.  If any provision of this Agreement is held illegal, invalid
     -------------
or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provision hereof. Any such provision and the remainder of this Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

24.  Governing Law.  This Agreement shall be construed and enforced in
     -------------
accordance with the law of the Commonwealth of Virginia.

25.  Releases and Effectiveness.  This Agreement and General Releases in the
     --------------------------
forms attached hereto as Exhibits B and C, which are incorporated herein by reference, have been executed by or on behalf of Edwards and ICF on the dates shown opposite their respective signatures below, and this Agreement and such General Releases are effective as of the Effective Date.

26.  Disputes.  In the event that any dispute arises between the parties hereto
     --------
pertaining to the subject matter of this Agreement and the parties are unable to resolve such dispute within a reasonable time through negotiations, the parties shall attempt to resolve such dispute pursuant to a mutually agreed upon alternate dispute resolution mechanism. Such resolution of the dispute shall be initiated by written notice given by one party to the other. If within 10 days after submission of such notice the parties have not agreed upon an alternate dispute resolution mechanism, the dispute shall be submitted to arbitration in Fairfax County, Virginia. In the event the parties are unable to agree on an alternate dispute resolution mechanism and the dispute is to be resolved pursuant to arbitration, each party shall appoint an arbitrator within 20 days after the original notice of the dispute, and the two arbitrators so chosen shall promptly appoint a third arbitrator. If either party fails to name an arbitrator as aforesaid, such arbitrator shall be designated by the American Arbitration Association. If any arbitrator becomes disabled, resigns or is otherwise unable to discharge the arbitrator's duties, the arbitrator's successor shall be appointed in the same manner as such arbitrator was appointed. The parties shall not be permitted to conduct discovery in connection with the arbitration, and, subject only to the availability of the arbitrators, the arbitration hearing shall be held within 30 days after appointment of the third arbitrator. Except as aforesaid, the arbitration shall be conducted under the applicable rules of the American Arbitration Association. Any determination of the arbitrators shall be binding and conclusive upon the parties hereto. Application may be made by either party to any court having jurisdiction thereof for judicial confirmation of any determination by the arbitrators and/or for an order of enforcement of any such decision.

27.  Counterparts.  This Agreement may be executed in counterparts, all of which
     ------------
shall be considered one and the same agreement, and shall become effective on the Effective Date.

     IN WITNESS WHEREOF, James O. Edwards and ICF Kaiser International, Inc. have executed this Agreement.

ICF KAISER INTERNATIONAL, INC.                  JAMES O. EDWARDS
By:
   ----------------------------------           ---------------------------
   Its Duly Authorized Representative           James O. Edwards

Dated:  November 6, 1998                        Dated:  November 6, 1998

                                                                       EXHIBIT A


                                LOAN DOCUMENTS

                                                                       EXHIBIT B

                                GENERAL RELEASE

     I, JAMES O. EDWARDS, on behalf of myself and my heirs, successors, agents, executors, administrators, attorneys and assigns, in consideration of the terms of the Agreement effective as of November 6, 1998 by and between ICF Kaiser International, Inc. ("ICF") and myself (the "Agreement") and the execution of a General Release ("Release") by ICF, with effect as of November 6, 1998, hereby release and forever discharge ICF and any and all of its present, former and future affiliated entities, subsidiaries, departments, officers, directors, employees, representatives, agents, attorneys, successors and assigns, from any and all claims and causes of action (whether known or unknown) which I have against them, in law or equity, relating to or arising under: Federal, Virginia, or other state or local law; any employment contract or related agreements; any employment statute or regulation; any employment discrimination law, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, and the Age Discrimination in Employment Act of 1967, as amended; the Employee Retirement Income Security Act of 1974, as amended; any other Federal, state, or local civil rights, pension or labor law; contract law; tort law; and common law, including but not limited to wrongful discharge or misrepresentation or infliction of emotional distress; provided, however, that I do not hereby
                                  --------  -------
release ICF from any of its obligations under the Agreement and/or under the terms of an employee benefit plan, program or arrangement (other than any such plan, program or arrangement providing for the payment of severance benefits). For purposes of this Release, ICF shall be deemed to include each and every one of its affiliated entities described in the Agreement.

     I further agree not to sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against any persons or entities released herein in any Federal, state, District of Columbia or other court, administrative agency or other forum concerning any claims released herein.

     Except as required by law or as necessary to fulfill the terms of the Agreement or this Release, or as necessary in connection with personal business or tax affairs (in which case disclosure shall be on a confidential basis to the extent practicable), I agree not to disclose the terms or provisions of this Release, or the fact of its existence, to any person or entity.

     I understand and agree that nothing contained in this Release is to be considered an admission by ICF of any wrongdoing under any Federal, state, or local statute, public policy, tort law, contract law, or common law.

     I acknowledge that I have been advised to consult with an attorney prior to executing this Release. I further acknowledge that I have been given a period of at least twenty-one (21) days within which to consider and execute this Release, unless I voluntarily choose to execute this Release before the end of the said twenty-one (21) day period. Once executed, I understand that I have seven (7) days following the execution of this Release to revoke it, and that this Release is not effective or enforceable until after said seven (7) day period.

     I acknowledge that I have read this Release, that I understand it, and that I am executing it freely and voluntarily. I further understand that once this Release becomes effective (after the seven (7) day revocation period), it can only be altered, revoked or rescinded with the express written permission of ICF.

     I further acknowledge and agree that, in the event I exercise my revocation rights within the specified seven-day period, all rights and obligations under this Release and the Agreement will become null and void.

     This Release is executed in connection with, and is subject to terms of, the Agreement.

Date:  November 6, 1998

                                    ----------------------
                                    James O. Edwards



     Subscribed and sworn to before me this ____ day of November, 1998.


                                    ----------------------
                                    Notary

My commission expires:

                              ELECTION TO EXECUTE
                            PRIOR TO EXPIRATION OF
                      TWENTY-ONE DAY CONSIDERATION PERIOD

     I, James O. Edwards, understand that I have at least twenty-one (21) days within which to consider and execute the above General Release. However, after consulting counsel, I have freely and voluntarily elected to execute the General Release before the twenty-one (21) day period has expired.

Date:  November 6, 1998

                                    ----------------------
                                    James O. Edwards

                                                                       EXHIBIT C

                                GENERAL RELEASE

     ICF Kaiser International, Inc. ("ICF"), on behalf of ICF and all of its current, former or future affiliated entities, subsidiaries, departments, officers, directors, employees, representatives, agents, attorneys, successors and assigns, in consideration of the terms of the Agreement effective as of November 6, 1998 by and between James O. Edwards ("Edwards") and ICF (the "Agreement") and the execution of a General Release ("Release") by Edwards, with effect as of November 6, 1998, hereby releases and forever discharges Edwards and his heirs, successors, agents, executors, administrators, attorneys and assigns, from any and all claims and causes of action (whether known or unknown) which ICF has against him, in law or equity, relating to or arising under:
Federal, Virginia or other state or local law; any employment contract; any employment statute or regulation, contract law, tort law; and common law, including but not limited to actions for fraud and breach of contract; provided,
                                                                       --------
however, that ICF does not hereby release Edwards from any of his obligations
-------
under the Agreement.

     ICF will not sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against Edwards or the other persons released herein in any Federal, state, District of Columbia, or other court, administrative agency or other forum concerning any claims released herein.

     Except as required by law or as necessary to fulfill the terms of the Agreement or this Release, or as necessary in connection with ICF's business, legal or tax affairs (in which case disclosure shall be on a confidential basis to the extent practicable), ICF agrees not to disclose the terms or provisions of this Release, or the fact of its existence, to any person or entity (including employees of ICF).

     ICF understands and agrees that nothing contained in this Release is to be considered an admission by Edwards of any wrongdoing under any Federal, state, or local statute, public policy, tort law, contract law, or common law.

     ICF acknowledges that this Release can be altered, revoked or rescinded only with the express written permission of Edwards.

     This Release is executed in connection with, and is subject to the terms of, the Agreement.

                                    ICF KAISER INTERNATIONAL, INC.

Date:  November 6, 1998             By:
                                       ----------------------------------
                                       Its Duly Authorized Representative


Subscribed and sworn to before me this ______ day of November, 1998.

                                          ----------------------
                                          Notary

My commission expires:

                                                                       EXHIBIT D



                                 PRESS RELEASE